Exhibit 99.1

COMPANY CONTACT: Jon Stanner Vice President, Corporate Finance Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 19, 2010

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF PUBLIC OFFERING

OF 75.9 MILLION SHARES OF COMMON STOCK

Underwriters Exercise Over-Allotment Option in Full

CHICAGO – May 19, 2010 – Strategic Hotels & Resorts, Inc. (the “Company”) (NYSE: BEE) announced today that it closed the sale of its previously announced underwritten public offering of shares of common stock. The Company sold a total of 75.9 million shares of common stock at a public offering price of $4.60 per share, including 9.9 million shares of common stock issued pursuant to the exercise in full of the underwriters’ over-allotment option.

The Company received approximately $333.1 million from the offering after deducting the underwriting discounts and commissions and expenses related to the offering. The Company will use the net proceeds from the offering to fund its tender offer (the “Tender Offer”) for any and all of the outstanding 3.50% exchangeable senior notes due 2012 of the Company’s operating partnership, Strategic Hotel Funding, L.L.C. (the “Exchangeable Notes”). The Company will use the remaining net proceeds from the offering for general corporate purposes, including, without limitation, repurchasing from time to time in the open market or otherwise any remaining outstanding Exchangeable Notes, reducing borrowings under its secured bank credit facility, repaying other debt and funding capital expenditures and working capital.

The closing of the offering satisfies the condition in the Tender Offer that the Company receives at least $200 million in gross proceeds from the offering.

J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and BofA Merrill Lynch acted as joint book-running managers for the offering, and Citigroup Global Markets Inc. and Raymond James & Associates, Inc. acted as co-managers.

All of the shares of common stock were issued under the Company’s currently effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Strategic Hotels & Resorts

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 8,002 rooms.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the Company’s ability to consummate the tender offer for the Exchangeable Notes; the demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2010 and subsequent reports the Company files with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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